Established Banker, Michael H. Troutman, Joins Virginia Commonwealth Bank

RICHMOND, Va., Jan. 2, 2020 /PRNewswire/ -- Bay Banks of Virginia, Inc. (the "Company") (OTCQB: BAYK), holding company of Virginia Commonwealth Bank ("VCB") and VCB Financial Group, Inc., announces the appointment of Michael H. Troutman, a successful banking industry leader with more than 18 years of experience, to the position of Executive Vice President of the Company and VCB, and VCB's first Chief Revenue Officer, at its headquarters in Richmond, Virginia.

As a member of the executive committee, Troutman will be responsible for developing and managing revenue-generation strategy and execution with VCB's teams of industry leaders across all regions of the bank. Troutman will serve as principal advisor to the President/CEO and Board of Directors on all issues associated with new revenue channels, loan and deposit growth, profitability and client experience.

"Michael's depth of experience in serving as the integrator of multiple divisions of a bank and proven track record of building and leading retail and commercial teams to record growth will be critical in the next phase of growth at VCB," said Randal R. Greene, Vice Chairman, President/CEO of the Company and CEO of VCB. "Michael is a highly-respected and seasoned banker. Through the entire process of getting to know him, it's been clear that he strongly reflects VCB's mission and values and will be a natural fit at VCB."

Prior to joining VCB, Troutman held leadership roles within BB&T in Central Kentucky, Winston Salem, North Carolina and most recently in Newport News, Virginia as Senior Vice President, Market President.

A graduate of the University of North Carolina at Chapel Hill, Troutman earned his Bachelor of Arts degree in Management and Society. He is currently enrolled in the MBA program at the College of William and Mary, Raymond A. Mason School of Business in Williamsburg, Virginia. Troutman is an alumnus of the Graduate School of Banking at LSU in Baton Rouge, Louisiana. Early in his banking career, Troutman completed the Management Development Program focused on Retail Banking through BB&T University.

"It is an exciting time to join VCB and an excellent opportunity. We are poised for growth while we aim to show the communities we serve what community banking is all about," said Troutman. "I was immediately drawn to the level of expertise across the organization, the commitment to excellence, and the pace of growth VCB has driven over the last couple of years. I began my career with BB&T when it was a much smaller bank, and I am a community banker at heart. My family and I love Virginia and are excited to be a part of the economic growth of the Commonwealth of Virginia. Richmond and the Hampton Roads markets are great business hubs with thriving business environments that will continue to fuel the Virginia economy. I look forward to the opportunity to lead VCB's teams in accelerating growth and gaining market share throughout our entire geographic footprint while building deep relationships with our clients."

The Company also announces that C. Frank Scott, III, President of VCB, has announced his plan for retirement from VCB effective June 30, 2020. Mr. Scott, current Chairman of the Board of Directors of the Company, intends to continue in the chairman position following his retirement. Mr. Greene will assume the role of President and Chief Executive Officer of VCB effective July 1, 2020.

As previously announced in October 2019, Douglas F. Jenkins, Jr., Executive Vice President, Chief Banking Officer has retired from the Company and VCB effective January 1, 2020.

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 18 banking offices located throughout the greater Richmond region, the Northern Neck region, Middlesex County, and the Hampton Roads region, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; and tax and accounting rules, principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 804-325-3775 or inquiries@baybanks.com.